Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is made as of [Grant Date], between CuriosityStream Inc., a Delaware corporation (the “Company”), and [Grantee Name] (the “Optionee”).

WHEREAS, each stock option granted hereunder shall be subject to the terms and conditions of the Company’s 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, the Company desires to grant to the Optionee the stock options as provided herein; and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Grant of Option. The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of [# Shares Subject to Option] Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be an Incentive Stock Option as defined in the Plan.

2. Exercise Price. The purchase price of the Shares subject to the Option shall be [Exercise Price] per Share (the “Exercise Price”).

3. Vesting. To the extent not previously forfeited and except as set forth in the Plan, the Option shall become vested over four years in equal increments of 1/16th of the Option on the last day of every third month, commencing with the first full month following the grant date, in each case, if the Optionee is continuously employed by the Company through the applicable vesting date. Except as provided in the Plan, in the event the Optionee’s employment terminates prior to the applicable vesting date, the Option that would have vested on such date shall be forfeited by the Optionee. Once vested, the Option may be exercised at any time and from time to time prior to the 10th anniversary of the date hereof, or such earlier time as is provided in the Plan. Options may only be exercised with respect to whole Shares.

4. Manner of Exercise. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of the Option by the Optionee shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Optionee specifying the proposed date on which the Optionee desires to exercise the Option (the “Exercise Date”), the number of whole Shares with respect to which the Option is being exercised (the “Exercise Shares”) and the aggregate Exercise Price for such Exercise Shares or such other or different requirements as may be imposed by the Company. Unless otherwise determined by the Administrator, and subject to such other terms, representations and warranties as the Administrator may deem appropriate, (i) on or before the Exercise Date, the Optionee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the aggregate Exercise Price plus, if required by the Administrator, any required withholding taxes or other similar taxes, charges or fees (including, if made available by the Company, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Optionee may exercise the Option by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market, or other net cashless exercise or tax withholding arrangements) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

5. Non-Assignability. The Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	CuriosityStream Inc.
8484 Georgia Ave., Ste. 700
Silver Spring, MD 20910
Attn: General Counsel

And to the Optionee at the most recent address the Optionee has provided to the Company. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

9. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10. Authorization To Share Personal Data. The Optionee authorizes the Company and any Affiliate of the Company that employs the Optionee or that otherwise has or lawfully obtains personal data relating to the Optionee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

11. No Rights as Stockholder; No Voting Rights. The Optionee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Option until the exercise of the Option and delivery of the Exercise Shares.

12. Recoupment. The Options (and gains earned or accrued in connection with the Options) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board (or committee thereof) from time to time. Any such policies may (in the discretion of the Administrator or the Board) be applied to the Options at the time of adoption of such policies, or on a prospective basis only. The Optionee shall also forfeit and disgorge to the Company the Options and any gains earned or accrued due to the exercise of the Options or the sale of any Company Common Stock to the extent required by applicable law or as required by any stock exchange or quotation system on which the Company Common Stock is listed or quoted, in each case in effect on or after the Effective Date, including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 12 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

13. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Optionee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

14. Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Optionee and the Company.

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IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

CURIOSITYSTREAM INC.	OPTIONEE

By:
Its:

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